                           THREE D DEPARTMENTS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on January 25, 1996

To The Stockholders of Three D Departments, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Three D Departments, Inc., a Delaware corporation (the "Company"), will be held at our Simsbury store, Farmington Valley Mall, Route #44 and Bushy Hill Road, Simsbury, Connecticut, on Thursday, January 25, 1996, at 11:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect eight directors to serve for a term of one year each and until their respective successors have been elected and qualified; two of whom shall be elected by the holders of the Company's Class A Common Stock, voting separately as a class, and six of whom shall be elected by the holders of the Company's Class B Common Stock, voting separately as a class.

     2. To approve the appointment of Price Waterhouse as independent accountants of the Company for the 1996 fiscal year.

     3. To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The close of business on December 8, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     You are cordially invited to attend the Meeting in person. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. It will assist us in controlling expenses of the Meeting if stockholders who do not expect to attend in person will return their signed proxies promptly, whether they own a few shares or many shares.

                                         By Order of the Board of Directors,



                                         David Kotkin,
                                         Secretary

Costa Mesa, California
December 12, 1995

                   THREE D DEPARTMENTS, INC. PROXY STATEMENT

                              GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of Three D Departments, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, January 25, 1996, and at any adjournments thereof. This Proxy Statement and the accompanying proxy are being sent to stockholders on or about December 19, 1995. Stockholders are requested to complete, date and sign the proxy and return it promptly to the Company.

     Any stockholder executing a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Meeting who elects to vote in person. Subject to such revocation, all proxies duly executed and received by the Company on a timely basis prior to commencement of the Meeting will be voted in accordance with the directions specified on the proxy.

     The Annual Meeting is being called for the purpose of electing eight directors, and ratifying the appointment of Price Waterhouse as the Company's independent accountants for the 1996 fiscal year. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast".

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares identified as held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     IF NO SPECIFICATION IS MADE TO THE CONTRARY, PROXIES DULY EXECUTED WITH RESPECT TO CLASS A COMMON STOCK WILL BE VOTED IN FAVOR OF ALL TWO NOMINEES NAMED HEREIN FOR ELECTION AS CLASS A DIRECTORS; PROXIES DULY EXECUTED WITH RESPECT TO CLASS B COMMON STOCK WILL BE VOTED IN FAVOR OF ALL SIX NOMINEES NAMED HEREIN FOR ELECTION AS CLASS B DIRECTORS; AND ALL DULY EXECUTED PROXIES WILL BE VOTED IN FAVOR FOR THE APPOINTMENT OF SUCH INDEPENDENT ACCOUNTANTS.

     Copies of the Company's Annual Report to Stockholders for the fiscal year ended July 29, 1995, are being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. The Annual Report is not incorporated in the Proxy Statement and is not to be considered proxy solicitation material.

     The Company's principal executive offices are located at 3200 Bristol Street, Costa Mesa, California 92626-1808.

     December 8, 1995, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. As of December 8, 1995, there were 1,155,244 shares of the Company's Class A Common Stock outstanding and 1,277,717 shares of the Company's Class B Common Stock outstanding. Only stockholders of record at the close of business on December 8, 1995, are entitled to notice of and to vote at the Meeting.

Votes and Voting Procedures(1)

     At the Annual Meeting the holders of Class A Common Stock, voting separately as a class, will be entitled to elect directors for two of the eight positions on the Board of Directors, and for this purpose two persons have been nominated for election to the Board as "Class A Directors." Similarly, the holders of Class B Common Stock, voting separately as a class, will be entitled to elect the balance of the directors, being six of the eight positions on the Board, and for this purpose six persons have been nominated for election to the Board as "Class B Directors."

     With respect to the proposals to ratify the appointment of Price Waterhouse as the Company's independent accountants, both Class A and Class B shares shall vote together as a single class, with each share of Class A Common Stock counted as 1/10 of a vote and each share of Class B Common Stock counted as one vote. Thus, the total number of votes represented by the 1,155,244 Class A shares (115,524 votes) and the 1,277,717 Class B shares (1,277,717 votes) is 1,393,241.

     Directors to represent each class are elected by a plurality of the votes cast by the shares of that class entitled to vote, at a meeting at which a majority of the shares of that class entitled to vote are present in person or by proxy. Signed, unmarked proxy cards are voted in accordance with management's recommendations.

     The Class A shares may be voted with respect to the election of Class A Directors, and the appointment of the Company's independent accountants, but may not be voted with respect to the election of Class B Directors. Similarly, Class B shares may be voted with respect to the election of Class B Directors, and the appointment of the Company's independent accountants, but may not be voted with respect to the election of Class A Directors. Separate proxy cards are provided for each class of common stock.


---------------------
(1) The Company's Certificate of Incorporation provides that, other than the differences in voting rights discussed above, Class A and Class B shares differ in the following respects: Quarterly cash dividends, if declared, must be for a higher amount on Class A shares than on Class B shares. Extra dividends, special dividends and dividends payable other than in cash, if any, are payable equally on all shares of both classes. Class B shares may be converted to Class A shares, share for share, at the option of the holder. Although stock dividends of either class may be payable on shares of either or both classes, any such stock dividends which would result in a change in the ratio of the number of outstanding shares of the two Classes to each other may be subject to American Stock Exchange ("AMEX") consent.

                        PRINCIPAL HOLDERS OF SECURITIES

          The following table sets forth the beneficial ownership of the Company's Class A and Class B Common Stock by each person known by the Company to own beneficially more than five percent of any class at November 30, 1995.

                                                            Amount and
                                                             Nature of
                                        Title of Class of   Beneficial    Percent
 Name and Address of Beneficial Owner     Common Stock     Ownership(1)   of Class

Bernard Abrams(2)                            Class A          372,084       32.2
3200 Bristol Street                          Class B          483,746       37.9
Costa Mesa, CA 92626-1808

Donald L. Abrams(2)                          Class A          152,817(3)    13.2
3200 Bristol Street                          Class B          139,093(3)    10.9
Costa Mesa, CA 92626-1808

John B. Abrahms                              Class A           45,616        3.9
Bishop's Corner                              Class B           78,384        6.1
West Hartford, CT 06117

Joel Diamond(2)                              Class A          121,632       10.5
16954 Canyon Creek Circle                    Class B
Riverside, CA 92503

David Kotkin                                 Class A          115,832(4)    10.0
90 State House Square                        Class B          115,832(4)     9.1
Hartford, CT 06103

Dimensional Fund                             Class A           50,500        4.4
 Advisors, Inc.(5)                           Class B           63,800        5.0
1299 Ocean Avenue
Suite 650
Santa Monica, CA 90401

--------------------
(1)  Sole voting and investment power unless otherwise stated.
(2) Bernard Abrams is the father of Donald L. Abrams and the uncle of Joel Diamond.
(3) Includes 6,000 shares of each class held for minor children; 45,000 shares of each class as to which he has voting, but not equity, ownership rights; and 33,423 shares of Class B which could be acquired within 60 days of November 30, 1995 upon the exercise of stock options.
(4) Includes 33,369 shares of each class owned by David Kotkin's wife, as to which he does not share voting or investment power.
(5) States that it is a registered investment advisor, deemed to have beneficial ownership (which it disclaims) as of September 30, 1995, as investment manager of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans.

                      SHARE OWNERSHIP OF DIRECTOR NOMINEES

  The following table sets forth the beneficial ownership of the Company's Class A and Class B Common Stock beneficially owned by each of the eight nominees for election as a director, all of whom are currently directors, and by all directors and officers of the Company as a group at November 30, 1995.

                                               Title of Class of   Amount and Nature of     Percent
 Name and Address of Beneficial Owner            Common Stock    Beneficial Ownership(1)   of Class
John B. Abrahms                                    Class A               45,616               3.9
Bishop's Corner                                    Class B               78,384               6.1
West Hartford, CT 06117

Bernard Abrams                                     Class A              372,084              32.2
3200 Bristol Street                                Class B              483,746              37.9
Costa Mesa, CA 92626-1808

Donald L. Abrams(2)                                Class A              152,817(3)           13.2
3200 Bristol Street                                Class B              139,093(3)           10.9
Costa Mesa, CA 92626-1808

Gerson K. Bernstein                                Class A                3,684(4)            0.3
79 Highwood Road                                   Class B                3,684(4)            0.3
West Hartford, CT 06117

David Kotkin                                       Class A              115,832(5)           10.0
90 State House Square                              Class B              115,832(5)            9.1
Hartford, CT 06103

Abe Markowicz                                      Class A               18,810(6)            1.6
63 Bainton Road                                    Class B               13,810(6)            1.1
West Hartford, CT 06117

Henry W. Nozko, Jr.                                Class A                  150                -
233 Main Street                                    Class B                2,250               0.2
New Britain, CT 06050-4011

Bernard Joseph White                               Class A                  -                  -
University of Michigan                             Class B                2,000               0.2
Ann Arbor, MI 48109

All Directors and                                  Class A              747,095(7)           64.7
Officers as a Group (11 persons)                   Class B              889,897(7)           69.7

-------------------
(1)  Sole voting and investment power unless otherwise stated.
(2)  Bernard Abrams and Donald L. Abrams are father and son.
(3) Includes 6,000 shares of each class held by Mr. Abrams for minor children; 4,500 shares of each class as to which he has voting, but not equity, ownership rights; and 33,432 shares of Class B which could be acquired within 60 days of November 30, 1995 upon the exercise of stock options.
(4) Owned by Mr. Bernstein's wife, as to which he shares voting and investment power.
(5) Includes 33,369 shares of each class owned by Mr. Kotkin's wife, as to which he does not share voting or investment power.
(6) Includes 1,470 shares of each class owned by Mr. Markowicz's wife, as her sole and separate property and as to which he does not share voting or investment power.
(7) Includes 38,000 shares of Class A and 40,923 shares of Class B Common Stock which could be acquired by officers and directors within 60 days of November 30, 1995 upon the exercise of stock options including those shares under option as set forth in note 3 above; includes 1,025 shares of Class A and 10,175 shares of Class B Common Stock owned by Mr. Bassell's wife, as her sole and separate property and as to which he does not share voting or investment power, also includes all other shares referred to in notes 3, 4, 5 and 6 above.

                               EXECUTIVE OFFICERS

    The following information is provided with respect to each executive officer of the Company. Each of Messrs. Abrahms, B. Abrams, D. Abrams and Kotkin currently is a director and is a nominee for re-election as a director. The Company's executive officers serve at the discretion of the Board of Directors and are customarily appointed as officer at the annual organizational meeting of the Board held immediately following the Annual Meeting of Stockholders.

                                                                         Date Office
Name              Age                 Office                               Assumed
----              ---                 ------                               -------

John B. Abrahms   78    Senior Vice President and Assistant Treasurer        1958

Bernard Abrams    75    Chairman of the Board and Chief Executive Officer    1958

Donald L. Abrams  48    President and Chief Operating Officer                1983

Lawrence Bassell  41    Vice President - West Coast Operations               1995

Robert Stephenson 46    Vice President - East Coast Operations               1992

Ronald Dow        57    Controller                                           1978
                        and Treasurer                                        1989

David Kotkin      82     Secretary                                           1958

Frank M. Kane     37     Vice President - Administration and Finance,        1988
                         Principal Financial Officer, and Assistant
                         Secretary

    See "Election of Directors" for summary of the principal occupation and relevant business experience of each executive officer who is also a nominee for election as a director. Mr. Dow has been employed as Controller of the Company since 1978. Mr. Kane joined the Company as Budget/Tax Analyst in October 1987, became Assistant Secretary in April 1988, and was appointed to his present offices in August 1988. Mr. Stephenson, appointed an officer in October 1992, has been employed by the Company in various capacities since 1980. Mr. Bassell has been employed by the Company in various capacities since 1983 and was appointed to his present office in February 1995.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    The Company's directors and executive officers and any holders of 10% or more of either class of the Company's stock are required to report ownership and any changes in that ownership to the SEC and the AMEX. Based solely upon written representations of its officers and directors, and its review of the copies of those reports filed with it by its officers and directors, the Company believes that during the fiscal year ended July 29, 1995 all filing requirements by such officers and directors were timely met, except for the filing of a Form 3 by Mr. Bassell, who failed to file such form on a timely basis upon his appointment as an executive officer.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors consist of an Audit Committee, an Executive Committee and a Compensation and Stock Option Committee. The Board of Directors does not have a Nominating Committee.

    The Audit Committee reviews the engagement of the independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the adequacy of the Company's internal control procedures. During the 1995 fiscal year, the Audit Committee held one meeting. The members of the Audit Committee are Gerson K. Bernstein and Henry W. Nozko, Jr.

    The Executive Committee exercises all of the powers and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors to the extent permitted by law. The members of the Executive Committee are Bernard Abrams, Donald L. Abrams, John B. Abrams and David Kotkin.

    The Compensation and Stock Option Committee determines the compensation of corporate officers and determines the award of stock options. This Committee was reconstituted in April 1993 so as to be composed of non-management directors. The members of the Committee are Messrs. Gerson K. Bernstein, Henry W. Nozko, Jr. and Bernard Joseph White.

    During the 1994 fiscal year, there were four meetings of the Board of Directors. In addition, the Board and/or its Committees are authorized to adopt resolutions by the unanimous written consent of the members, acting without a meeting. All directors attended at least 75% of the Board meetings and all committee meetings that they were scheduled to attend during the year.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, a total of eight directors will be elected to hold office for a term of one year, and until their respective successors have been duly elected and qualified. The persons named as proxies in the accompanying proxy card, or their substitutes, intend to vote the shares represented by each proxy card in favor of the election of the nominees (for the respective classes of stock) set forth below, unless a contrary direction is specified on the proxy card. Each nominee has indicated his intention to serve, if elected. In case any such nominee shall become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority, as and if provided in the proxy card, to vote or refrain from voting for any other nominee in accordance with their judgement.

     The Company's Bylaws authorize a minimum of six and a maximum of fifteen directors, the exact number of which is established from time to time by action of the Board. The Board of Directors has determined that the Board shall consist of eight members, and proxies are solicited for the eight nominees set forth below, two of whom are nominated as Class A Directors, and six of whom are nominated as Class B Directors. Class A shares may only be voted with respect to the election of the Class A Directors, and Class B shares may only be voted with respect to the election of Class B Directors.

Nominees for Election

     Each of the nominees set forth below is currently a director of the Company and each was elected to the Board of Directors at the last Annual Meeting of Stockholders. The following information furnished with respect to each nominee was obtained from the records of the Company or from information furnished directly by the nominee.

                   NOMINEES FOR ELECTION AS CLASS A DIRECTORS

                           Director
Name of Nominee        Age  Since                                        Principal Occupation
---------------        ---  -----                                        --------------------
Abe Markowicz          68   1973            Retired; until April 1992 Vice President-Merchandising; employed by the
                                            Company in various capacities since 1954. A Director of the Company.



Henry W. Nozko, Jr.    48   1982            Chief Operating Officer, Treasurer and a Director of ACMAT Corporation of New
                                            Britain, Connecticut, a NASDAQ traded company, and chief operating officer of its construction and insurance brokerage subsidiaries, and President and
                                            Director of United Coast Corporation of New Britain, CT, a NASDAQ traded company and of its subsidiary, United Coastal Insurance Company.  A Director of the Company.

                   NOMINEES FOR ELECTION AS CLASS B DIRECTORS

John B. Abrahms        78   1958            Chief Executive Officer of the Abrahms Agency Group Companies, insurance brokers of Newington, Connecticut, and a Director of Motts Holdings, an
                                            American Stock Exchange listed corporation.  A Senior Vice President, Assistant
                                            Treasurer and a Director of the Company.


Bernard Abrams         75   1958            Chairman of the Board and Chief Executive Officer of the Company.

Donald L. Abrams       48   1980            President and Chief Operating Officer since 1983; an Executive Officer and a
                                            Director of the Company since 1980.

Gerson K. Bernstein    78   1973            Retired; formerly President, Treasurer and a Director of Van Way-Webco, Inc.
                                            of New Britain, Connecticut, from 1966 to 1981.  A Director of the Company and of Boca Raton First National Bank, Boca Raton, Florida.

David Kotkin           82   1958            Of counsel to the law firm of Schatz & Schatz, Ribicoff & Kotkin of Hartford,
                                            Connecticut; Special Counsel to the Company and Secretary and a Director of
                                            the Company.

Bernard Joseph White  48    1988            Dean since 1990, Associate Dean and Professor of Business Administration,
                                            1987-1990, School of Business Administration, University of Michigan; from
                                            1983-1987, an officer of Cummins Engine Co., most recently Vice-President for
                                            Personnel and Public Affairs.  A director of Union Pump Company, Falcon
                                            Building Products Inc., Kelly Services Inc., a Trustee of Equity Residential
                                            Properties Trust, Inc. and a Director and consultant to the Company.


                             EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Interlocks and Insider Participation

     The members of the Compensation and Stock Option Committee are Messrs. Gerson K. Bernstein, Henry W. Nozko, Jr. and Bernard Joseph White. Mr. White serves as a part-time consultant to the Company; all three members are non-employee directors and none has any other direct or indirect material interest in or relationship with the Company outside of his position as director. To the Company's knowledge there were no other interrelationships involving current members of the Committee or other directors of the Company requiring disclosures in this Proxy Statement.

Directors Fees

     Each member of the Board of Directors who is not otherwise compensated as an officer or employee of the Company receives a director's fee at the current rate of $3,000 per year for attending meetings of the Board and committees thereof, plus payment of travel expenses related to such attendance. Each such director who also serves as a member of the Audit Committee receives an additional fee at the current rate of $1,000 per year.


SUMMARY COMPENSATION TABLE


                                                            Long-term
                                Annual Compensation      Compensation Awards
                                -------------------    ----------------------
                                                        Other     Restricted
       Name and          Fiscal                         Annual     Stock      Options/      LTIP          All Other
 Principal Position(1)    Year    Salary   Bonus (2)    Comp.      Awards      SARs(3)     Payouts      Compensation
----------------------    ----    ------   ---------    -----      ------      -------     -------      ------------
Bernard Abrams           1995     $272,700      -          -          -          -            -                -
  Chairman of the        1994      243,750   $75,000       -          -          -            -                -
  Board and Chief        1993      180,000    67,500       -          -          -            -                -
  Executive Officer

Donald L. Abrams         1995      212,600      -          -          -        80,000         -                -
  President and          1994      185,625    60,000       -          -        53,691         -                -
  Chief Operating        1993      135,000    54,000       -          -          -            -                -
  Officer


---------------------
(1) Includes the Chief Executive Officer and all other executive officers earning over $100,000 salary plus bonus.
(2) Bonuses paid in fiscal 1994 were for services performed in fiscal 1993; bonuses paid fiscal 1993 were for services performed in fiscal 1992.
(3) Mr. Donald Abrams holds incentive stock options granted in February 1994 and October 25, 1994 to purchase 53,691 and 80,000 of Class B shares, respectively, at prices in excess of current market.

                            OPTION/SAR GRANTS TABLE
                     Option/SAR Grants in Last Fiscal Year

                               Individual Grants
                     -------------------------------------

                                                                                           Potential Realizable Value at
                                                                                           Assumed Annual Rates of Stock
                                                                                              Price Appreciation for
                                                                                                  Option Term
                                                                                            ---------------------------
                            Number of            % of Total
                            Securities            Options
                         Underlying Options      Granted to        Exercise
                             Granted             Employees in       Price       Expiration
                              (1)                Fiscal Year        ($/Sh)         Date         5% ($)      $10% ($)
                              --                 -----------        -----          ----         -----       --------
Donald Abrams               80,000                  53.3            1.25       10/25/99         27,628        61,051


          THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIALS OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

Compensation and Stock Option Committee Report on Executive Compensation

          The Committee reviewed the Compensation of its Chief Executive Officer and all others expected to earn, during fiscal 1995, in excess of $100,000. In reviewing the Compensation policies and business performance of the Company, the Committee determined the Company will not pay bonuses to its executives for the fiscal year. In addition, the Committee determined to defer making any compensation changes until February 1996, at which time it will assess its first and second quarter's business and determine whether compensation changes are in order. The fiscal 1995 salary levels do not reflect any specific qualitative or quantitative measures of the Company's performance.

          In fiscal 1995, the Company granted to the President, stock options for 80,000 shares of Class B Common Stock at an exercise price of $1.25. The Stock Options were granted as an incentive for continuous employment and future performance but the number of options does not reflect any specific qualitative
or quantitative measures.   The Chief Executive Officer holds no stock options
nor SARs nor other long-term incentives. He is the beneficiary of a Deferred Compensation Plan which will provide him with $20,000 annually for 10 years upon his retirement; or in the event of his death prior to expiration of such 10 years, the then unpaid portion is payable to his estate in two equal annual installments. No options were repriced during the fiscal year.



Gerson K. Bernstein
Henry W. Nozko, Jr.
Bernard Joseph White
Members of the Compensation Committee

Shareholder Return Performance Graph

          Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Class A and Class B common stock against the cumulative return on the AMEX Market Index as well as a Peer Group Index for the five year period from July 28, 1990 through July 29, 1995. The graph assumes that $100 was invested on July 28, 1990 in Class A or Class B common stock and in the other indices, and that all dividends were reinvested. The Peer Group is Media General Industry Group 529-"Other Importers, Wholesalers, and Retailers".

                             [GRAPH APPEARS HERE]

----------------------------- FISCAL YEAR ENDING -------------------------------
COMPANY                      1990     1991     1992     1993     1994     1995
THREE D DEPT CL B             100     67.90    46.44    38.19    35.89    79.28
INDUSTRY INDEX                100    134.55   157.02   173.78   193.38   237.71
BROAD MARKET                  100    105.82   114.13   124.62   127.72   154.90

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company owns and operates a Bed and Bath store, in leased premises consisting of 12,000 feet of a 280,000 foot shopping center in Saybrook, Connecticut. The spouses and/or other family members of Messrs. John Abrahms, Bernard Abrams, and David Kotkin, officers and directors, own an aggregate 41% interest in such shopping center. Management believes that the terms of the Company's lease, including rental, are competitive with those available for similar properties.

          John B. Abrahms, an officer and director, is the principal stockholder of Abrahms Agency Group Companies, an insurance broker used by the Company. During the fiscal year ended July 29, 1995, approximately $451,100 in insurance premiums were incurred by the Company through this group. Management believes that such premiums are competitive with those charged by other insurance brokers.

          Bernard Joseph White, a director, was paid $6,500 during the fiscal year for his services as a consultant to the Company.

          In December 1994, the Company entered into a note agreement to borrow $500,000 from Bernard Abrams. The agreement provided for interest payable monthly at 10% for the first 18 months and interest and principal thereafter with the note due in December 1999.


               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          The Board of Directors has selected Price Waterhouse as the independent accountants for the Company for the 1996 fiscal year, subject to the approval of the stockholders. Stockholders owning both Class A and Class B Common Stock are entitled to vote as a single class on this proposal, with each share of Class A stock counted as one-tenth of a vote and each share of Class B stock counted as one vote.

          Price Waterhouse has audited the financial statements of the Company for the past 27 fiscal years. A representative of Price Waterhouse is expected to be available at the Annual Meeting in person or by telephone and will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions from stockholders.


                             STOCKHOLDER PROPOSALS

          In order to be considered by the Company for inclusion in its proxy material for the next Annual Meeting, stockholder proposals must be received by the Company no later than August 20, 1996, and should be submitted to the Secretary, Three D Departments, Inc., P.O. Box 19773, Irvine, CA 92713-9773.

                                 OTHER MATTERS


General

          Pursuant to the Securities Exchange Act of 1934, the Company is required to file an Annual Report with the Securities And Exchange Commission ("SEC") on Form 10-K containing certain prescribed information, including financial statements and financial statement schedules. The Company has filed this report with the SEC for the fiscal year ended July 29, 1995. THE COMPANY WILL FURNISH COPIES OF THE REPORT TO STOCKHOLDERS INCLUDING BENEFICIAL OWNERS OF SHARES, WITHOUT CHARGE, UPON WRITTEN REQUEST SUBMITTED TO FRANK M. KANE, VICE PRESIDENT, THREE D DEPARTMENTS, INC., P.O. BOX 19773, IRVINE, CA 92713-9773.

          The cost of preparing this Proxy Statement and of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards, and will, upon request, be reimbursed for reasonable expenses incurred.

          As of the date of this Proxy Statement, the Company does not intend to present, and has not been informed that any other person intends to present, any business not specified in this Proxy Statement for action at the Meeting. If any other business is properly presented for consideration at the Meeting, proxies will be voted on such matters in accordance with the judgement of the person or persons to the extent authorized to vote the proxies.

           Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.



                                  By Order of the Board of Directors



                                  DAVID KOTKIN
December 12, 1995                  Secretary

                                                               PROXY
                                                               CLASS A
                                                               COMMON STOCK

                           THREE D DEPARTMENTS, INC.
                              3200 BRISTOL STREET
                           COSTA MESA, CA 92626-1808

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS--JANUARY 25, 1996

  The undersigned hereby appoints Bernard Abrams, Henry W. Nozko, Jr. and Gerson K. Bernstein, and any of them, as attorneys and proxies ("Proxies") of the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote all shares which the undersigned would be entitled to vote if personally present of the Class A Common Stock of Three D Departments, Inc. at the Annual Meeting of Stockholders to be held on January 25, 1996, and any adjournments thereof. Said Proxies are authorized to vote upon the following proposals, as designated on the reverse hereof, and upon all other matters as may properly come before the Meeting, in their discretion.

                  (Please sign and date on the reverse side.)

________________________________________________________________________________
                             FOLD AND DETACH HERE

                                                         [X]  Please mark
                                                               your votes
                                                                as this

                                                    WITHHELD
                                            FOR      FOR ALL
1. ELECTION OF DIRECTORS:                   [_]       [_]
   Abe Markowicz; Henry W. Nozko, Jr.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.

________________________________________________________________________________


                                            FOR     AGAINST     ABSTAIN
2. PROPOSAL TO APPROVE THE APPOINTMENT      [_]       [_]         [_]
   OF PRICE WATERHOUSE as the independent
   accountants of the Company for the
   1996 fiscal year.


If you intend to attend the Annual Meeting
in person, please indicate here.            [_]


                                     DISCRETIONARY AUTHORITY IS HEREBY
                                     CONFERRED AS TO ALL OTHER MATTERS
                                     WHICH MAY COME BEFORE THE MEETING
                                     AND ANY ADJOURNMENTS THEREOF.

                                     THIS PROXY WHEN PROPERLY EXECUTED
                                     WILL BE VOTED BY THE PROXIES IN THE
                                     MANNER DIRECTED BY THE UNDERSIGNED
                                     STOCKHOLDER. IF NO DIRECTION IS GIVEN,
                                     THIS PROXY WILL BE VOTED FOR ALL
                                     NOMINEES LISTED IN PROPOSAL NO. 1 AND
                                     FOR PROPOSAL NO. 2.

Signature(s) ___________________________   Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


________________________________________________________________________________
                             FOLD AND DETACH HERE

                                                                   PROXY
                                                                   CLASS B
                                                                   COMMON STOCK

                           THREE D DEPARTMENTS, INC.
                              3200 BRISTOL STREET
                           COSTA MESA, CA 92626-1808

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS--JANUARY 25, 1996

  The undersigned hereby appoints Bernard Abrams, Henry W. Nozko, Jr. and Gerson K. Bernstein, and any of them, as attorneys and proxies ("Proxies") of the undersigned, with full powers of substitution, and hereby authorizes them to represent and to vote all shares which the undersigned would be entitled to vote if personally present of the Class B Common Stock of Three D Departments, Inc. at the Annual Meeting of Stockholders to be held on January 25, 1996, and any adjournments thereof. Said Proxies are authorized to vote upon the following proposals, as designated on the reverse hereof, and upon all other matters as may properly come before the Meeting, in their discretion.

                  (Please sign and date on the reverse side.)


________________________________________________________________________________
                             FOLD AND DETACH HERE

                                                    [X]   Please mark
                                                           your votes
                                                            as this


                                                           WITHHELD
                                                 FOR        FOR ALL
1. ELECTION OF DIRECTORS: John B. Abrahms;       [_]          [_]
   Bernard Abrams; Donald L. Abrams;
   Gerson K. Bernstein; David Kotkin;
   Bernard Joseph White.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.

________________________________________________________________________________


                                                 FOR        AGAINST    ABSTAIN
2. PROPOSAL TO APPROVE THE APPOINTMENT           [_]          [_]        [_]
   OF PRICE WATERHOUSE as the independent
   accountants of the Company for the 1996
   fiscal year.


If you intend to attend the Annual Meeting
in person, please indicate here.            [_]


                                      DISCRETIONARY AUTHORITY IS HEREBY
                                      CONFERRED AS TO ALL OTHER MATTERS
                                      WHICH MAY COME BEFORE THE MEETING
                                      AND ANY ADJOURNMENTS THEREOF.

                                      THIS PROXY WHEN PROPERLY EXECUTED
                                      WILL BE VOTED BY THE PROXIES IN THE
                                      MANNER DIRECTED BY THE UNDERSIGNED
                                      STOCKHOLDER. IF NO DIRECTION IS GIVEN,
                                      THIS PROXY WILL BE VOTED FOR ALL
                                      NOMINEES LISTED IN PROPOSAL NO. 1 AND
                                      FOR PROPOSAL NO. 2.


Signature(s) ___________________________   Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


________________________________________________________________________________
                             FOLD AND DETACH HERE